Exhibit 3.62

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CADBURY SCHWEPPES FINANCE, INC.”, CHANGING ITS NAME FROM “CADBURY SCHWEPPES FINANCE, INC.” TO “DPS FINANCE I, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2008, AT 3:40 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
2652540 8100	AUTHENTICATION:	6578525

080521799	DATE:	05-08-08
you may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State Division of Corporations
Delivered 03:53 PM 05/08/2008
FILED 03:40 PM 05/08/2008
SRV 080521799 – 2652540 FILE
CERTIFICATE OF AMENDMENT
OF
AMENDED & RESTATED
CERTIFICATE OF INCORPORATION
*****
          CADBURY SCHWEPPES FINANCE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said corporation, in lieu of a meeting and by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Amended & Restated Certificate of Incorporation of CADBURY SCHWEPPES FINANCE, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“The name of the Corporation is DPS Finance I, Inc.
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
          FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on May 8, 2008.
          IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James L. Baldwin its Executive Vice President and Secretary this 18th day of April, 2008.

By	/s/ James L. Baldwin

James L. Baldwin
Executive Vice President & Secretary